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Exhibit 5.1

November 4, 2008

Level 3 Communications, Inc.
Level 3 Financing, Inc.
Level 3 Communications, LLC
c/o Level 3 Communications, Inc.
1025 Eldorado Blvd.
Broomfield, CO 80021

Ladies and Gentlemen:

        We are acting as counsel to Level 3 Communications, Inc., a Delaware corporation (the "Company"), Level 3 Financing, Inc., a Delaware corporation ("Level 3 Financing"), and Level 3 Communications, LLC, a Delaware limited liability company ("Level 3 LLC" and, together with the Company and Level 3 Financing, the "Registrants"), in connection with their filing of a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933 (the "Act"). The Registration Statement registers the following securities (collectively, the "Securities"), which may be issued from time to time by the Registrants:

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  senior debt securities of the Company (the "Company Senior Debt Securities") and subordinated debt securities of the Company (the "Company Subordinated Debt Securities" and, together with the Company Senior Debt Securities, the "Company Debt Securities"),

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  senior debt securities of Level 3 Financing (the "Level 3 Financing Senior Debt Securities") and subordinated debt securities Level 3 Financing (the "Level 3 Financing Subordinated Debt Securities and, together with the Level 3 Financing Senior Debt Securities, the "Level 3 Financing Debt Securities"),

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  preferred stock of the Company ("Preferred Stock"),

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  warrants of the Company (the "Warrants"),

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  stock purchase contracts and stock purchase units obligating the holders to purchase from the Company a specified number of shares of Common Stock (defined below) or Preferred Stock (collectively, the "Stock Purchase Contracts"), which may be issued separately or as part of stock purchase units consisting of a Stock Purchase Contract and debt securities, preferred securities or debt obligations of third parties securing the holders' obligations to purchase Common Stock or Preferred Stock under the Stock Purchase Contracts ("Stock Purchase Units"),

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  subscription rights of the Company (the "Subscription Rights"),

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  depositary shares representing Preferred Stock (the "Depositary Shares"),

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  shares of common stock, par value $0.01 per share, of the Company ("Common Stock" and, together with the Company Debt Securities, the Preferred Stock, the Warrants, the Stock Purchase Contracts, the Stock Purchase Units, the Subscription Rights and the Depositary Shares, the "Company Securities"), including those issuable upon conversion or exercise or exchange of any securities of the Company that are convertible into or exercisable for Common Stock and

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  guarantees of the Level 3 Financing Debt Securities by the Company (the "Company Guarantees") and Level 3 LLC (the "Level 3 LLC Guarantees" and, together with the Company Guarantees, the "Guarantees").

        The Warrants may be issued pursuant to warrant agreements to be dated on or about the date of the first issuance of the Warrants thereunder (each, a "Warrant Agreement"), between the Company and a bank or trust company as warrant agent (the "Warrant Agent").

Level 3 Communications, Inc.
Level 3 Financing, Inc.
Level 3 Communications, LLC
November 4, 2008

        The Company Debt Securities may be issued pursuant to separate Indentures between the Company and The Bank of New York Mellon (the "Company Indentures"), and the Level 3 Financing Debt Securities may be issued pursuant to separate Indentures between Level 3 Financing and The Bank of New York Mellon (the "Level 3 Financing Indentures" and, together with the Company Indentures, the "Indentures").

        In connection with the filing of the Registration Statement, we have examined originals or copies, certified or otherwise, identified to our satisfaction, of (i) the resolutions of the Company's Board of Directors authorizing the Company Guarantees and the issuance of the Company Securities (the "Company Resolutions"); (ii) the resolutions of Level 3 Financing's Board of Directors authorizing the issuance of the Level 3 Financing Debt Securities (the "Level 3 Financing Resolutions"); (iii) the resolutions of Level 3 LLC's Managers authorizing the Level 3 LLC Guarantees (the "Level 3 LLC Resolutions" and, together with the Company Resolutions and the Level 3 Financing Resolutions, the "Resolutions"); (iv) the forms of the Indentures; and (v) the respective certificates of incorporation (or equivalent), as amended, and by-laws (or equivalent), as amended, of the Registrants.

        We have also examined original, reproduced or certified copies of such other records of the Registrants as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In our examination and in rendering our opinions contained herein, we have assumed (i) the genuineness of all signatures of all parties; (ii) the authenticity of all corporate records, agreements, documents, instruments and certificates of the Registrants submitted to us as originals, the conformity to original documents and agreements of all documents and agreements submitted to us as conformed, certified or photostatic copies; (iii) the due authorization, execution and delivery of all documents and agreements by all parties thereto (other than the Registrants) and the binding effect of such documents and agreements on all such parties (other than the Registrants); (iv) the legal rights and power of all such parties (other than the Registrants) under all applicable laws and regulations to enter into, execute and deliver such agreements and documents; and (v) the capacity of natural persons. As to all questions of fact material to such opinions, we have relied without independent check or verification upon certificates of the Registrants, and their respective officers, employees, agents and representatives; and certificates of public officials.

        Based on the foregoing and subject to the qualifications and limitations expressed below, we are of the opinion that:

        (1)   Debt Securities. When the Registration Statement has become effective under the Act; when the applicable Indentures have been duly executed and delivered, assuming that the applicable Indentures are consistent with the forms thereof filed as exhibits to the Registration Statement; when the terms of the applicable Company Debt Securities and the Level 3 Financing Debt Securities (collectively, the "Debt Securities") and of their issuance and sale have been duly established in conformity with the applicable Indenture; when the Indentures have been qualified under the Trust Indenture Act of 1939, as the case may be; and when such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement, the supplement or supplements to the prospectus included therein and the applicable definitive purchase, underwriting or similar agreement; and if all the foregoing actions are taken pursuant to the authority granted in the Company Resolutions and the Level 3 Financing Resolutions, as the case may be, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or Level 3 Financing, as applicable, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or Level 3 Financing, as applicable, such Debt Securities will constitute valid and legally binding obligations of the Company and Level 3 Financing, entitled to the benefits of the applicable Indenture, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

Level 3 Communications, Inc.
Level 3 Financing, Inc.
Level 3 Communications, LLC
November 4, 2008

        (2)   Preferred Stock. When the Registration Statement has become effective under the Act; and when the shares of Preferred Stock have been duly executed by the Company, countersigned, registered, sold and delivered as contemplated by the Registration Statement, the supplement or supplements to the prospectus included therein and the applicable definitive purchase, underwriting or similar agreement; and if all the foregoing actions are taken pursuant to the authority granted in the Company Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the shares of Preferred Stock will be validly issued, fully paid and nonassessable.

        (3)   Warrants. When the Registration Statement has become effective under the Act; when the terms of the Warrant Agreements have been duly established and the Warrant Agreements have been duly executed and delivered; when the terms of the Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement or other instrument; and when such Warrants have been duly executed and authenticated in accordance with the applicable Warrant Agreement or other instrument and issued and sold as contemplated in the Registration Statement, the supplement or supplements to the prospectus included therein; and if all the foregoing actions are taken pursuant to the authority granted in the Company Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such Warrants will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

        (4)   Stock Purchase Contracts. When the Registration Statement has become effective under the Act; when the terms of a purchase contract agreement relating to the Stock Purchase Contracts (the "Purchase Contract Agreement") have been duly established and the Purchase Contract Agreement has been validly executed and delivered by the Company; and when the Stock Purchase Contracts have been issued and delivered by the Company upon payment of the consideration therefor as contemplated in the Registration Statement, the supplement or supplements to the prospectus included therein; and if all the foregoing actions are taken pursuant to the authority granted in the Company Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Stock Purchase Contracts will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

Level 3 Communications, Inc.
Level 3 Financing, Inc.
Level 3 Communications, LLC
November 4, 2008

        (5)   Stock Purchase Units. When the Registration Statement has become effective under the Act; when a Purchase Contract Agreement relating to the Stock Purchase Contracts comprising a part of the Stock Purchase Units has been validly executed and delivered by the Company; when the collateral arrangements relating to the Stock Purchase Units have been duly executed and delivered and the collateral has been deposited with the collateral agent in accordance with such arrangements; and when the Stock Purchase Units have been issued and delivered by the Company upon payment of the consideration therefor as contemplated in the Registration Statement, the supplement or supplements to the prospectus included therein; and if all the foregoing actions are taken pursuant to the authority granted in the Company Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Stock Purchase Units will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

        (6)   Subscription Rights. When the Registration Statement has become effective under the Act; when the terms of the governing instruments or agreements under which the Subscription Rights are to be issued and sold have been duly established and the governing documents have been duly established, executed and delivered by the Company and the subscription rights agent appointed by the Company; when the terms of the Subscription Rights and of their issuance and sale have been duly established in conformity with the applicable governing documents; and when the Subscription Rights or subscription rights certificates representing the Subscription Rights have been duly executed and authenticated in accordance with the applicable governing documents and issued and delivered as contemplated in the Registration Statement, the supplement or supplements to the prospectus included therein; and if all the foregoing actions are taken pursuant to the authority granted in the Company Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Subscription Rights will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

Level 3 Communications, Inc.
Level 3 Financing, Inc.
Level 3 Communications, LLC
November 4, 2008

        (7)   Depositary Shares. When the Registration Statement has become effective under the Act; when a deposit agreement (and each amendment thereof or supplement thereto) relating to Depositary Shares has been duly authorized, executed and delivered by the parties thereto (each such deposit agreement, as so amended or supplemented, being referred to as a "Deposit Agreement"), assuming that the relevant Deposit Agreement is consistent with the form thereof filed as an exhibit to the Registration Statement; when the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the applicable Deposit Agreement; when the Preferred Stock represented by the Depositary Shares has been duly delivered to the applicable depositary (which meets the requirements for the depositary set forth in the Registration Statement or in the supplement or supplements to the prospectus included therein); and when the depositary receipts evidencing the Depositary Shares have been duly executed by the relevant depositary and registered, and the Depositary Shares are sold and delivered as contemplated by the Registration Statement, the supplement or supplements to the prospectus included therein, the applicable Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement; and if all the foregoing actions are taken pursuant to the authority granted in the Company Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the depositary receipts evidencing the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the applicable Deposit Agreement, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

        (8)   Common Stock. When the Registration Statement has become effective under the Act; and when the shares of Common Stock have been duly executed by the Company, countersigned, registered, sold and delivered as contemplated by the Registration Statement, the supplement or supplements to the prospectus included therein and the applicable definitive purchase, underwriting or similar agreement; and if all the foregoing actions are taken pursuant to the authority granted in the Company Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the shares of Common Stock will be validly issued, fully paid and nonassessable.

        (9)   Guarantees. When the Registration Statement has become effective under the Act; when the terms of the governing instruments or agreements under which the Guarantees are to be issued have been duly established and the governing documents have been duly executed and delivered; when the terms of such Guarantees and of their issuance have been duly established in conformity with the applicable governing documents; and when such Guarantees have been duly executed and (if required) authenticated in accordance with the applicable governing documents and issued as contemplated in the Registration Statement and the supplement or supplements to the prospectus included therein so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or Level 3 LLC, as applicable, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or Level 3 LLC, as applicable; and if all the foregoing actions are taken pursuant to the authority granted in the Company Resolutions and the Level 3 LLC Resolutions, as applicable, the Guarantees will constitute valid and legally binding obligations of the Company and Level 3 LLC, as applicable, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

Level 3 Communications, Inc.
Level 3 Financing, Inc.
Level 3 Communications, LLC
November 4, 2008

        This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. We do not express an opinion as to matters arising under the laws of any jurisdiction, other than the laws of the State of New York, the Delaware General Corporation Law and the Delaware Limited Liability Company Act (and the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such law) and the Federal laws of the United States.

        We are expressing no opinion as to any obligations that parties other than the Registrants may have under or in respect of the Securities, or as to the effect that their performance of such obligations may have upon any of the matters referred to above. Nor are we expressing an opinion as to securities of any parties other than the Company, Level 3 Financing and Level 3 LLC.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the prospectus contained therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP

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  Exhibit 5.1